BUSINESS COOPERATION AGREEMENT

This Business Cooperation Agreement ("Agreement") is made as of the 22nd day of February 2022 ("The Effective Date"), by and between:

1. Siennalyn Gold Mining Corporation, a Philippine company with principal address at 19 Quezon Street, Del Rey Ville 1, Baesa, Quezon City, Philippines, represented by Ms. Fe Melchora B. Alam, its Chairman, President and Chief Executive Officer, hereinafter referred to as "SGMC," and

2. PHI Group, Inc., a corporation duly organized and existing under and by the virtue of the laws of the state of Nevada, and re-domiciled under the laws of the State of Wyoming U.S.A., with principal business offices at 2323 Main Street, Irvine, CA 92614, U.S.A., represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter referred to as "PHIL".

WITNESSETH:

WHEREAS, SGMC has been granted the Mineral Production Sharing Agreement (MPSA) denominated as 076-97-IX by the Philippine Government through the Department of Environment and Natural Resources (DENR) – Mines and Geosciences Bureau (MGB) which covers 4,116 hectares contract area situated in the Municipalities of RT Lim, Ipil and Tinay of the Province of Zamboanga Sibugay with the following mineral resources:

Mineral Resource Estimates

Gold

It has been delineated and estimated that approximately 500,000 ounces of gold deposits exist in the SGMC MPSA area, particularly in the Sto. Rosario prospect and Nanao prospect of the area.

Copper

Based on the Technical Report (NI-43-101) prepared by Geologist Gregorio S. Hutalle, Jr., the mineral resource for copper is as follows:

Mineral Resource Classification	Tonnage	Ave. Grade, % Cu	Cut-off, % Cu
Inferred	38,903,916	1.79	0.01
Indicated	13,007,880	0.56	0.06
Measured	18,295,024	0.50	0.10
Total Indicated + Measured	31,302,904	0.52	
OVERALL TOTAL	70,206,820	1.22	

Commodity	Estimated Geological Resource	Unit Amount	Gross Value (USD)
Copper	854,000 tons	4,641 USD per metric ton	3,963,414,000
Gold Equivalent from Copper	1,530,500 ounces	1,323 USD per troy ounce	2,024,851,500
Gold	500,000 ounces	1,323 USD per troy ounce	661,500,000
OVERALL TOTAL			**6,649,765,500**

Notes:

1. Copper Geological Resource is based on TVI drilling results.
2. Gold Equivalent is 0.68-gram Au per ton of the 70,000,000 tons copper ore.
3. Gold Geological Resource is based on PPEPI drilling results.

WHEREAS, SGMC and PHIL desire to enter into a Business Cooperation Agreement with each other based on respect, trust, integrity, and mutual benefits as the basis to finance, develop, mine and process the mineral assets under the above-mentioned MPSA grant.

NOW THEREFORE, in consideration of the terms, promises, conditions and mutual covenants herein contained, and each intending to be legally bound hereby, SGMC and PHIL are parties to this Agreement and agree as follows:

1. Scope of cooperation

SGMC and PHIL hereby agree to cooperate with other to finance, develop, mine and process the mineral assets under the above-mentioned MPSA grant.

In particular, PHIL will arrange up to one billion U.S. dollars for SGMC to execute its business plan and assist SGMC to develop, mine and process the mineral assets under the MPSA grant.

2. Relationship

The relationship established between SGMC and PHIL by this Agreement will be construed as preferred but not exclusive until SGMC has received financing arranged by PHIL. Except as expressly provided in this Agreement, SGMC and PHI shall have the right to independently engage in any business activities with other entities and individuals as they see fit.

3. Roles, Responsibilities and Benefits

A. PHIL shall arrange or cause to be arranged a qualified, reputable international financier to provide up to one billion U.S. dollars as a long-term loan to SGMC to execute its business plan with respect to the mineral assets under the MPSA grant. The actual amount of financing, terms and conditions shall be reasonable and acceptable to SGMC and will be negotiated and agreed by SGMC and the financier prior to execution.

B. PHIL shall provide assistance to SGMC in the execution of its business plan, including but not limited to corporate governance, financial, technical and other pertinent matters as needed.

C. PHIL shall assist SGMC in its future listing on an international stock exchange such as New York Stock Exchange or the Nasdaq Stock Markets.

D. American Pacific Resources, Inc., a wholly-owned subsidiary of PHIL, shall be entitled to thirty percent (30%) profit sharing in SGMC for a period of 25 years or based on the lifespan of the MPSA, upon the success of financing arrangement mentioned herein.

4. Term

This Agreement shall be effective upon signing and for a period of one year from the date hereof and shall terminate unless extended in writing by the Parties.

5. Governing Law

This Business Cooperation Agreement shall be governed and construed in accordance with the laws of Republic of the Philippines and of The United States of America.

6. Covenant of Good Faith

The parties agree that their relationship is based upon good faith and fair dealing and that good faith is of the essence of this Agreement. All information provided by either party to the other will be accurate and complete to the best knowledge and belief of the disclosing party, and each party will act in good faith in fact in all dealings with the other party and its affiliates and contacts.

7. Notices

All notices, requests, or other communications pursuant to this Business Cooperation Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if

after sending by priority overnight delivery services; or (iii) 10 business days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to SGMC:

Siennalyn Gold Mining Corporation
Attention: Ms. Fe Melchora B. Alam, Chairman, President & CEO
19 Quezon Street, Del Rey Ville 1, Baesa
Quezon City, Philippines
Telephone: (+63) 906 434 6844
E-mail: fealam6@gmail.com

If to PHI:

PHI Group, Inc.
Attention: Henry D. Fahman, Chairman & CEO
2323 Main Street,
Irvine, CA 92614, U.S.A.
Telephone: (714) 793-9227
E-mail: henry@phiglobal.com

or at such other address as the party affected may designate in a written notice to such other party in compliance with this paragraph.

8. Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument. A faxed or emailed signature shall be acceptable as an original legal signature.

9. Indemnification

Each party shall hold the other party harmless from and against, and shall indemnify the other party for, any liability, loss and costs, and expenses or damages however caused by reason of any injury (whether to body, property, personal or business character, or reputation) sustained by any person or to any person or property by reason of any act of neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

10. No Violation

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of SGMC or any commitments and obligations on the part of SGMC or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which SGMC and PHI are a party to, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

11. Consents

No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state, province or local.

12. Assignment

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, except by operation of law.

13. Authority to Execute This Business Cooperation Agreement

The Parties to this Business Cooperation Agreement declare that they have full authority to execute this document and accordingly to be fully bound by the terms and conditions herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Business Cooperation Agreement to be executed by their authorized representative as of the date first set forth above.

FOR AND ON BEHALF OF SIENNALYN GOLD MINING CORPORATION	FOR AND ON BEHALF OF PHI GROUP, INC.
Fe Melchora B. Alam Chairman, President & CEO	Henry D. Fahman Chairman & CEO

PHI GROUP, INC. CORPORATE SEAL 1982 WYOMING

Republic of the Philippines
Department of Environment and Natural Resources
MINES AND GEOSCIENCES BUREAU
North Avenue, Diliman, Quezon City, Philippines
Tel No. (+63 2) 920-9120/920-9130 Trunkline No. 667-67-00 loc. 134 Fax No. (+63 2) 920-1635 Email: central@mgb.gov.ph

CERTIFICATION

To Whom This May Concern:

This is to certify **Mineral Production Sharing Agreement (MPSA) No. 076-97-IX** granted to **Siennalyn Gold Mining Corporation (SGMC)** covering an area of 4,116.0000 hectares contract area situated in the Municipalities of Titay, Ipil, and R.T. Lim, Province of Zamboanga del Sur is a valid and existing mining tenement entered into by and between SGMC and the Philippine Government, through the Department of Environment and Natural Resources, on October 08, 1997.

The said MPSA grants SGMC the exclusive right to explore, develop and commercially utilize the gold and other mineral deposits existing within the contract area for a term of 25 years and renewable for another term not exceeding 25 years.

This Certification is issued upon the request of Ms. Fe Melchora B. Alam, President of SGMC per his Letter dated November 08, 2021.

Issued this NOV 15 2021 at Quezon City, Philippines.

ATTY. WILFREDO G. MONCANO
Director

Certification Fee paid
per Official Receipt No. 6099564I
dated 11/15/2021

"MINING SHALL BE PRO-PEOPLE AND PRO-ENVIRONMENT
IN SUSTAINING WEALTH CREATION AND IMPROVED QUALITY OF LIFE."